UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008 (December 11, 2008)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2008, Corrections Corporation of America (the “Company”) and John D. Ferguson, Chairman of the Board of Directors and Chief Executive Officer of the Company, entered into an amendment to Mr. Ferguson’s employment agreement to provide that either Mr. Ferguson or the Company may elect at any time during the then current term not to extend Mr. Ferguson’s employment under the agreement by providing not less than 60 days prior written notice to the other party. The amendment also clarifies that any severance or change of control payment that becomes due to Mr. Ferguson under the terms of his employment agreement shall be based upon his annual rate of pay in effect immediately prior to any notice of termination “without cause,” resignation for “good reason,” non-renewal or resignation in connection with a change in control, as applicable. The amendment to Mr. Ferguson’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
     Additionally, on December 11, 2008, the Company and William K. Rusak, an Executive Vice President and Chief Human Resources Officer of the Company, entered into an amendment to Mr. Rusak’s employment agreement to extend the term of Mr. Rusak’s employment under the agreement until December 31, 2009. The amendment to Mr. Rusak’s employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Second Amendment to Second Amended and Restated Employment Agreement, dated as of December 11, 2008, with John D. Ferguson.

10.2	First Amendment to First Amended and Restated Employment Agreement, dated as of December 11, 2008, with William K. Rusak.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 12, 2008	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Second Amendment to Second Amended and Restated Employment Agreement, dated as of December 11, 2008, with John D. Ferguson.

10.2	First Amendment to First Amended and Restated Employment Agreement, dated as of December 11, 2008, with William K. Rusak.